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                                                          EXHIBIT 10.35


                        THIRD AMENDMENT TO AGREEMENT OF
                    LIMITED PARTNERSHIP OF ALEXANDER HAAGEN



      The Agreement of Limited Partnership of Alexander Haagen Properties Operating Partnership, L.P., dated as of December 27, 1993, is hereby amended as of this 27th day of February, 1997, as follows:

      1. Article I is hereby amended to insert the following definition in the appropriate alphabetical order:

      "'Consent of the Partners' means the Consent of Partners holding Percentage Interests that in the Aggregate are equal to or greater than 60% of the aggregate Percentage Interests of all Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by such Partners, in their sole and absolute discretion."

      2. Section 11.2 is hereby amended by inserting "A," at the beginning of the existing paragraph and inserting after such paragraph the following:

     "B. In addition to, and not in lieu of, the restrictions set forth elsewhere in this Agreement, including without limitation in Section 11.2A and Section 7.2E hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests (each, a "Termination Transaction"), unless (i) the Termination Transaction has been approved by a Consent of the Partners and, unless (ii) except as otherwise provided in Section 11.2C, in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities, or other property equal to the product of the REIT Shares Amount and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of the Termination Transaction; provided that if, in connection with the Termination
                  -------- ----
     Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding REIT Shares, each Limited Partner shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to Redemption (as set forth in Section 8.6) and received REIT Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated.

     C. In addition to, and not in lieu of, the restrictions set forth elsewhere in this Agreement, including without limitation in Section 11.2A and
     Section 7.2E hereof, the General Partner may merge, or otherwise combine its assets, with another entity without satisfying the requirements of
     Section 11.2B(ii) hereof if: (i) immediately after such merger or other combination, substantially all of the assets directly or indirectly owned by the surviving entity, other than Partnership Units held, by such General Partner, are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the "Surviving Partnership"); (ii) the Limited Partners own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership (as determined pursuant to Section

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        11.2.E) and the other net assets of the Surviving Partnership (as determined pursuant to Section 11.2.E) immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of the Limited Partners in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (iv) such rights of the Limited Partners include the right to exchange their interests in the Surviving Partnership for at last one of: (a) the consideration available to such Limited Partners pursuant to
        Section 11.2.B or (b) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities (as determined pursuant to Section 11.2.E) and the REIT Shares.

        D. In connection with any transaction described in Section 11.2.B or
        Section 11.2.C, hereof, the General Partner shall use its commercially reasonable efforts to structure such Termination Transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such Termination Transaction.

        E. In connection with any transaction described in Section 11.2.B or 11.2.C, the relative fair market values shall be reasonably determined by the General Partner as of the time of such transaction and, to the extent applicable, shall be no less favorable to the Limited Partners than the relative values reflected in their terms of such transaction."

        3. Section 7.3.E. is hereby amended by adding to the end thereof a new clause (4) as follows:

        "(4) Prior to February 27, 2002, sell or otherwise dispose of any of the properties known as Covina Town Square, El Camino North/Fire Mountain, Fountain Valley, Date Palm and City Center-San Francisco."

        IN WITNESS WHEREOF, the Partners have caused this Amendment to be executed effective as of the day and year first above written.

                                 Alexander Haagen Properties, Inc.,
                                 a Maryland corporation
                                 General Partner




                                      By: /s/ Alexander Haagen
                                         -----------------------------------
                                      Name: Alexander Haagen, Sr.
                                           ---------------------------------
                                      Title: Chairman of the Board, Chief
                                            --------------------------------
                                             Executive Officer and President
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